Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8 Nos. 033-60168 and 333-31487 pertaining to the Western Digital Corporation Amended and Restated Non-Employee Directors’ Stock-For-Fees Plan

•	Form S-8 No. 333-41423 pertaining to the Western Digital Corporation Amended and Restated Deferred Compensation Plan

•	Form S-8 Nos. 333-70413, 333-20359, and 033-57953 pertaining to the Western Digital Corporation Amended and Restated Employee Stock Option Plan

•	Form S-8 No. 333-36332 pertaining to the Western Digital Corporation Broad-Based Stock Incentive Plan

•	Form S-8 No. 333-56738 pertaining to the Western Digital Corporation Amended and Restated Stock Option Plan for Non-Employee Directors

•	Form S-8 No. 033-56128 pertaining to the Western Digital Corporation Retirement Savings & Profit Sharing Plan

•	Form S-8 No. 333-95499 pertaining to the Western Digital Corporation 1993 Employee Stock Purchase Plan

•	Form S-8 Nos. 333-111130, 333-107227, 333-42991, 033-51725, and 333-20359 pertaining to the Western Digital Corporation Amended and Restated 1993 Employee Stock Purchase Plan

•	Form S-8 Nos. 333-163133 and 333-122475 pertaining to the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

•	Form S-8 Nos. 333-155661 and 333-129813 pertaining to the Western Digital Corporation 2005 Employee Stock Purchase Plan

•	Form S-8 No. 333-180286 pertaining to the Viviti Technologies Ltd. 2010 Equity Plan, the Viviti Technologies Ltd. 2010 Senior Executive Officer Equity Plan,

•	Form S-8 Nos. 2-76179, 2-97365, 033-9853, 033-60166, 033-24585 and 033-33365

•	Form S-3 (Nos. 033-51695, 333-36350, 333-49250, 333-70785, and 333-52463)

of our report dated February 16, 2011, with respect to the consolidated financial statements of Viviti Technologies Ltd. included in this Current Report (Form 8-K/A) of Western Digital Corporation.

/s/ Ernst & Young LLP

San Jose, California

May 10, 2012